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                                                                     EXHIBIT 2.2

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             IDC TECHNOLOGIES, INC.,
                              A NEVADA CORPORATION,

                            IDC ACQUISITION I CORP.,
                             A DELAWARE CORPORATION

                                       AND

                          JILL KELLY PRODUCTIONS, INC.,
                             A DELAWARE CORPORATION

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                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER

      SCHEDULES

      Schedule 4.1(a)      Company and Acquisition Subsidiaries

      Schedule 4.1(b)      Company and Acquisition Conflicts

      Schedule 4.1(c)      Company Capitalization

      Schedule 4.1(d)      Company Financial Statements

      Schedule 4.1(g)      Issuance of Company Securities

      Schedule 4.1(i)      Company Taxes

      Schedule 4.1(l)      Company and Acquisition Legal Proceedings

      Schedule 4.1(m)      Company and Acquisition Changes or Events

      Schedule 4.2(d)      JKP Financial Statements

      Schedule 4.2(i)      JKP Legal Proceedings

      Schedule 4.2(g)      JKP Liabilities

      Schedule 4.2(m)      JKP Compliance with Law

      EXHIBITS

      Exhibit 6.1(a)       Company Certified Resolutions

      Exhibit 6.1(a2)      Acquisition Certified Resolutions

      Exhibit 6.1(b)       Opinion of Counsel to the Company and Acquisition

      Exhibit 6.1(d)       Company Officer's Certificate

      Exhibit 6.1(d2)      Acquisition Officer's Certificate

      Exhibit 6.2(a)       JKP Certified Resolutions

      Exhibit 6.2(b)       Opinion of JKP counsel

      Exhibit 6.2(d)       JKP Officer's Certificate

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            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August
8, 2003, by and between IDC Technologies, Inc., a Nevada corporation (the "Company"), IDC Acquisition I Corp., a Delaware corporation ("Acquisition") and Jill Kelly Productions, Inc., a Delaware corporation ("JKP").

                                    RECITALS

            WHEREAS, the Company and JKP desire to merge Acquisition with and into JKP whereby JKP shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code (the "IRC");

            WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition, and JKP have each approved the merger of Acquisition with and into JKP (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"); and

            WHEREAS, the shareholder of JKP desire to exchange all of its shares of the capital stock of JKP (the "JKP Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free exchange pursuant to Section 351 of the IRC.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the DGCL Acquisition shall be merged with and into JKP pursuant to the Merger. Following the Merger, JKP shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the 19,000 issued and outstanding shares of the JKP Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio and (ii) each share of Acquisition's issued and outstanding of common stock, par value $.001 per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, $.001, of the Surviving Corporation (the "Surviving Corporation Common Stock").

            1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger. The time of such filing shall be referred to herein as the "Effective Time."

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

            1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and JKP and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and JKP shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and JKP, shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the DGCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

            1.4 Certificate of Incorporation. The Certificate of Incorporation of JKP, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

            1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and JKP, the By-laws of JKP shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

            1.6 Directors. The directors of JKP at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            1.7 Officers. The officers of JKP at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

            1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free exchange.

                                   ARTICLE II

                            CONVERSION OF JKP SHARES

               2.1 Exchange and Cancellation of JKP Common Stock.

            (a) Subject to the provisions of Sections 2.2 and 2.3, each share of JKP Common Stock (the "JKP Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b), shall, be converted equal into 1,000 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each

JKP Common Stock Share shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any JKP Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefor upon the surrender of such certificate.

                  (b) Each share of JKP Capital Stock held in the treasury of JKP and each share of JKP Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

            2.2 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock, any change or conversion of Company Common Stock into other securities or any other dividend or distribution with respect to the Company Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

            2.3 No Fractional Shares. No certificates or script representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

            2.4 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either JKP or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either JKP or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of JKP or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of JKP or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

            2.5 MVI Warrants. Pursuant to Section 3 of that certain Amended and Restated Exclusive Advisory Agreement (the "Advisory Agreement") by and between JKP and Maximum Ventures Inc. ("MVI"), MVI will receive warrants for the purchase of 20% of the shares of the Company Common Stock held by the former shareholders of JKP immediately following the Effective Time at an exercise price of $0.001 per share. MVI shall be a third party beneficiary of this Agreement.

                                   ARTICLE III

                                     CLOSING

            Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Closing") shall take place at the offices of Gottbetter & Partners, LLP, 630 Third Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days from the date of (the "Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of the Company and Acquisition. Each of Acquisition and the Company hereby make the following representations and warranties to JKP, all of which shall survive the Closing:

            (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and the Applicable Contracts. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. Company has no subsidiaries other than Acquisition and as set forth on Schedule 4.1(a) hereto (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no Subsidiaries. Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company, Acquisition and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith constitute the legal, valid and binding obligations of the Company and Acquisition, enforceable against the Company and Acquisition in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed in connection herewith and to perform its obligations hereunder and thereunder.

                  ii. Except as set forth in Schedule 4.1(b) hereto, neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time):

                  a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the shareholders of the Company or Acquisition, as the case may be;

                  b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

                  c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, or any Applicable Contract;

                  d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                  e. cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax; or

                  f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

            (c) Capitalization. The entire authorized Company Capital Stock consists of 300,000,000 shares of Company Common Stock, of which 1,048,787 shares are issued and outstanding, 30,000 shares of Series A Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding and 1,000,000 shares of blank check preferred stock of which no shares are issued and outstanding. There are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the Company Capital Stock other than a standard Securities Act legend. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in Schedule 4.1(c) hereto, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.

            (d) Assets and Liabilities. The Company has no assets or liabilities that in the aggregate are material to the Surviving Corporation.

            (e) SEC Filings. The Company has filed all reports required to be filed with the SEC under the rules and regulations of the SEC.

            (f) Absence of Material Adverse Change. Since the December 31, 2002, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company's business or financial condition.

            (g) Issuance of Company Securities. The Company Common Stock Shares when issued in accordance with this Agreement shall be duly authorized, validly issued, fully-paid and nonassessable. Except as set forth in Schedule 4.1(g) hereto, there is no equity line of credit or convertible security or instrument outstanding of the Company; provided, however, that nothing contained in this
Section 4.1(g) shall be deemed to permit any equity line of credit or convertible security or instrument of the Company.

            (h) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any obligations or liabilities (contingent or otherwise) in an amount in excess of Five Thousand Dollars ($5,000) in the aggregate.

            (i) Taxes.

                  i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in Schedule 4.1(i) hereto and are being contested in good faith.

                  ii. All tax returns filed by the Company are true, correct and complete in all material respects.

            (j) Employee Benefits. The Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a material adverse effect on the condition, financial or otherwise, of the Company.

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            (k) Governmental Authorizations. The Company, Acquisition and the
Subsidiaries have all permits that are or will be legally required to enable them to conduct their business in all material respects as now conducted.

            (l) Legal Proceedings; Orders.

                  i. Except as set forth in Schedule 4.1(l) hereto, there is no material pending Proceeding:

                        a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transactions.

                  ii. Except as set forth in Schedule 4.1(l) hereto:

                        a. there is no material Order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

                        b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

            (m) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.1(m) hereto, since December 31, 2002, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, there has not been any material adverse effect on the Company's, Acquisition's or the Subsidiaries' business or operations, and there has not been any:

                  i. change in the authorized or issued Company Capital Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;

                  iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, Acquisition or the Subsidiaries;

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                  iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on their financial condition, results or operations, business assets or properties;

                  v. entry into any transaction other than in the Ordinary Course of Business;

                  vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

                  viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                  ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or

                  x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.

            (n) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement.

            (o) Certain Payments. Since December 31, 2002 neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

            (p) Brokers or Finders. Except for the fees referenced in the Advisory Agreement, the Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            4.2 Representations and Warranties of JKP. JKP hereby makes the following representations and warranties to the Company, all of which shall survive the Closing:

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            (a) Organization and Good Standing. JKP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement.

            (b) Authority; No Conflict.

                  i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of JKP and constitute the legal, valid and binding obligations of JKP, enforceable against JKP in accordance with their respective terms. JKP has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and such other agreements and to perform its obligations hereunder and thereunder.

                  ii Neither the execution and delivery of this Agreement by JKP, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                  a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of JKP or (y) any resolution adopted by the board of directors or the shareholders of JKP;

                  b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the t Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which JKP or any of the assets owned or used by JKP may be subject;

                  c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement or any Applicable Contract;

                  d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by JKP;

                  e. cause JKP to become subject to, or to become liable for the payment of, any tax; or

                  f. cause any of the assets owned by JKP to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

                  iii. JKP is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            (c) Capitalization. The entire authorized JKP Capital Stock consists of 20,000 shares of JKP Common Stock, of which 19,000 shares are issued and outstanding. With the exception of the JKP Common Stock Shares, there are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the JKP Common Stock Shares. The JKP Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of JKP Common Stock, or contracts, commitments, understandings, or arrangements by which JKP is or may become bound to issue additional shares of JKP Common Stock, or securities or rights convertible or exchangeable into shares of JKP Common Stock. To the knowledge of JKP, none of the outstanding JKP Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. JKP does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

            (d) Financial Statements. JKP has delivered to the Company a balance sheet of JKP as at December 31, 2002 (the "JKP Balance Sheet"), and a statement of operations for the period from inception to December 31, 2002. Such financial statements are set forth in Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of JKP as at December 31, 2002 of and for the period then ended.

            (e) Absence of Material Adverse Change. Since the date of the most recent JKP Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on JKP.

            (f) Books and Records. The books of account, minute books, stock record books, and other records of JKP, all of which have been made available to the Company, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of JKP contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and any committees of the Board of Directors of JKP.

            (g) No Undisclosed Liabilities. There are no material liabilities of JKP, whether absolute, accrued, contingent, or otherwise, other than:

                  i. Liabilities set forth on, reserved against or reflected in the JKP Balance Sheet;

                  ii. Liabilities disclosed in this Agreement, the Exhibits attached hereto, and in Schedule 4.2(g) or lists furnished pursuant hereto; or

                  iii. Liabilities incurred in the Ordinary Course of Business since the JKP Balance Sheet date, none of which had or is likely to have a material adverse effect on the business, financial condition or results of operations of JKP, and none of which is required to be recorded under GAAP in respect of any period prior to the JKP Balance Sheet date, and none of which is in respect of a material claim for damages, fines or other legal relief.

            (h) Title to Properties; Encumbrances. JKP has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the JKP Balance Sheet or acquired after the date of such balance sheet (except properties, interests and assets sold or otherwise disposed of since such date, in the Ordinary Course of Business), free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in such balance sheet, (ii) a factor's lien on JKP's accounts receivable held by Summit Financial Resources, (iii) liens for current taxes not yet due and payable and (iv) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the value of such properties or the present business operations at such properties.

            (i) Legal Proceedings; Orders.

                  i. Except as set forth in Schedule 4.2(i) hereto, there is no material pending Proceeding:

                        a. that has been commenced or threatened by or against JKP or any of its officers and directors as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, JKP; or

                        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transactions.

                  ii. Except as set forth in Schedule 4.2(i) hereto:

                        a. there is no material Order to which JKP, or any of the assets owned or used by JKP, is subject; and

                        b. no officer, director, agent, or employee of JKP is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of JKP.

            (j) Brokers or Finders. Except for the fees referenced in the Advisory Agreement, JKP has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            (k) No Default or Violation. To the knowledge of JKP, JKP (i) is in material compliance with all applicable terms and requirements of each contract under which JKP has or had any obligation or liability or by which JKP or any of the assets owned or used by JKP is or was bound and (ii) is not in violation of any Legal Requirement.

            (l) Taxes.

                  i. JKP has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. JKP has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by JKP, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the JKP Balance Sheets.

                  ii. All tax returns filed by JKP are true, correct and complete in all material respects.

            (m) Absence of Certain Changes and Events. Except as set forth in
Schedule 4.2(m) hereto, since the date of the JKP Balance Sheet, JKP has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on JKP's business or operations, and there has not been any:

                  i. grant of any stock option or right to purchase shares of capital stock of JKP; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  ii. amendment to the Organizational Documents of JKP;

                  iii. damage to or destruction or loss of any asset or property of JKP, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of JKP;

                  iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties;

                  v. entry into any transaction other than in the Ordinary Course of Business;

                  vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of JKP or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of JKP;

                  viii. cancellation or waiver of any claims or rights with a value to JKP in excess of $10,000;

                  ix. material change in the accounting methods used by JKP;

                  x. increase in salaries or bonuses or retention of any new consultant, except for MVI, or executive; or

                  xi. agreement, whether oral or written, by JKP to do any of the foregoing.

            (n) Compliance with Law. Except as set forth in Schedule 4.2(m) hereto:

            (a) JKP has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and

            (b) JKP has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which JKP has no reason to believe would not be issued in due course and (ii) which, the failure of JKP to possess, would not subject JKP to penalties other than fines not to exceed $20,000 in the aggregate ("Immaterial Authorizations"); and

            (c) JKP has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial
Authorizations).

            (d) Environmental Laws. JKP has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of JKP, JKP is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of JKP, threatened, actions, suits or proceedings against JKP or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

            (e) Intellectual Property. (i) JKP owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of JKP.

            (ii) To the best knowledge of JKP, JKP has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. JKP has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. JKP has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that JKP must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of JKP, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of JKP.

            (f) Employees. (a) To the knowledge of JKP, JKP has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, other than instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to result in penalties other than fines in an amount not exceeding $50,000 in the aggregate, and JKP is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (b) JKP believes that JKP's relations with its employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of JKP, threatened between JKP and any of its employees, which controversies have or could reasonably be expected to have a material adverse effect; (d) JKP is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by JKP, nor, to the best knowledge of JKP, are there any activities or proceedings of any labor union to organize any such employees; (e) to the knowledge of JKP, there are no unfair labor practice complaints pending against JKP before the National Labor Relations Board or any current union representation questions involving employees of JKP; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of JKP, threatened, by or with respect to any employees of JKP; (g) to the knowledge of JKP, no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to JKP; (h) there are no claims pending against JKP before any workers' compensation board; and (i) JKP has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to JKP and, to the best knowledge of JKP, no such investigation is in progress.

            (g) Employee Benefit Plans. There no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1)of ERISA) maintained, or contributed to, by JKP for the benefit of any current or any former employees, officers or directors of JKP.

                                    ARTICLE V

                                    COVENANTS

            5.1 Covenants of the Company and Acquisition.

            (a) Conduct of Business. Prior to and through the Closing Date, each of the Company and Acquisition shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

                  iii. not pay, incur or declare any dividends or distributions with respect to its shareholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of JKP and MVI;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of JKP and MVI;

                  v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                  vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                  viii. report periodically to JKP and MVI concerning the status of the business and operations of the Company; and

                  ix. confer with JKP and MVI concerning operational matters of a material nature.

            (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

            (c) Further Assurances. Prior to the Closing Date, with the cooperation of JKP where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.

            (d) Access to Additional Agreements and Information. Prior to the Closing Date, the Company and Acquisition shall make available to JKP and MVI (as well as its shareholders, counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of the Company's and Acquisition's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound.

            5.2 Covenants of JKP.

            (a) Conduct of Business. Prior to and through the Closing Date, JKP shall:

                  i. conduct its business only in the Ordinary Course of Business;

                  ii. use its commercially reasonable efforts to preserve intact the current business organization of JKP, keep available the services of the current officers, employees and agents of JKP, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with JKP;

                  iii. not pay, incur or declare any dividends or distributions with respect to its shareholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and MVI;

                  iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and MVI;

                  v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                  vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  vii. not do any other act which would cause representation or warranty of JKP in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice;

                  viii. report periodically to the Company and MVI concerning the status of the business and operations of JKP; and

                  ix. confer with the Company and MVI concerning operational matters of a material nature.

            (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Closing Date, JKP shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. JKP shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to JKP or afford access to any of the books, records or other properties of JKP to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the JKP's business.

            (c) Further Assurances. Prior to the Closing Date, with the cooperation of the Company where appropriate, JKP shall:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on JKP with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by JKP in connection with the Contemplated Transactions by this Agreement.

            (d) Actions by JKP. JKP shall take no action or enter into any agreements or arrangements except in the Ordinary Course of Business and as may be required by this Agreement.

            (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of JKP, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of JKP will be entered into, issued, granted or created.

            (f) Access to Additional Agreements and Information. Prior to the Closing Date, JKP shall make available to the Company and MVI (as well as its shareholders, counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of JKP's business, including without limitation, those contracts to which JKP is a party and those by which its business or any of JKP's assets are bound.

            (g) Further Assurances. Prior to the Closing Date, with the cooperation of the Company and Acquisition where appropriate, JKP shall use commercially reasonable efforts to:

                  i. promptly comply with all filing requirements which federal, state or local law may impose on JKP with respect to the Contemplated Transactions by this Agreement; and

                  ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of JKP and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by JKP in connection with the Contemplated Transactions by this Agreement.

            5.3 Governmental Filings and Consents. The Company, Acquisition and JKP shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, or Acquisition or the by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

            5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by MVI, JKP and the Company in writing before being made or released.

                                   ARTICLE VI

                                   CONDITIONS

            6.1 Conditions to Obligations of JKP. The obligation of JKP to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions:

            (a) Copies of Resolutions. At the Closing (i) the Company shall have furnished JKP with a certificate of its Chief Executive Officer in the form of
EXHIBIT 6.1(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished JKP with a certificate of its Chief Executive Officer in the form of EXHIBIT 6.1(a2) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

            (b) Opinion of Company's Counsel. The Company shall have furnished to JKP, at the Closing, with an opinion of its legal counsel, dated as of the Closing Date, substantially in the form of EXHIBIT 6.1(b) annexed hereto.

            (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Closing Date.

            (d) Delivery of Certificate. (A) The Company shall have delivered to JKP a certificate, in the form of EXHIBIT 6.1(d) annexed hereto, dated the Closing Date, and signed by the Chief Executive Officer of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(c) and (B) Acquisition shall have delivered to JKP a certificate, in the form of EXHIBIT 6.1(d2) annexed hereto, dated the Closing Date, and signed by the Chief Executive Officer of Acquisition affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by
Section 6.1(c).

            (e) Consents and Waivers. At the Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by JKP.

            (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to JKP. On the Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person with respect to the Contemplated Transactions.

            (g) Delivery of Documents and Other Information. Prior to the Closing Date, the Company and Acquisition shall have made available or delivered to JKP all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

            6.2 Conditions to Obligations of the Company and Acquisition. The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions:

            (a) Copies of Resolutions. At the Closing, JKP shall have furnished the Company with a certificate of its Chief Executive Officer, in the form of
EXHIBIT 6.2(a) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of JKP authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable JKP to comply with the terms of this Agreement.

            (b) Opinion of JKP's Counsel. JKP shall have furnished to the Company, at the Closing, with an opinion of counsel to JKP, dated as of the Closing Date, substantially in the form of EXHIBIT 6.2(b) annexed hereto.

            (c) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of JKP was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. JKP shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by JKP at or prior to the Closing Date.

            (d) Delivery of Certificate. JKP shall have delivered to the Company a certificate, in the form of EXHIBIT 6.2(d) annexed hereto, dated the Closing Date and signed by the Chief Executive Officer of JKP, affirming that the representations and warranties of JKP as set forth in Section 4.2 were and are true, correct and complete and JKP's agreements and covenants have been performed as required by Section 6.2(d).

            (e) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

            (f) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to JKP issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or JKP. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

            (g) Delivery of Documents and Other Information. Prior to the Closing Date, JKP shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

            7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

            7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

            7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

            7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing Date:

            (a) by JKP if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

            (b) by the Company or Acquisition if: (i) any of the representations and warranties of JKP shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Closing Date; (iii) JKP shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

            7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

            7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

            8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the the second anniversary of the Closing Date and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary.

            8.2 Survival of Representations and Warranties of JKP. All representations and warranties of JKP shall terminate upon the Closing except to the extent that notice of JKP's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

            8.3 Obligation of the Company to Indemnify. (a) The Company agrees to indemnify, defend and hold harmless JKP (and its directors, officers, employees, affiliates, shareholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement. Losses specifically does not include economic loss from the decrease in the per Share Market Value of the Company Common Stock.

            8.4 Obligation of JKP to Indemnify. JKP agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, shareholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of JKP contained in this Agreement or (ii) breach by JKP of any covenant or agreement contained in this Agreement.

            8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

            (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims

Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

            8.6 Losses. The sole remedy for recovering Losses due to JKP or the Company, as the case may be, under this Article 8 shall be the additional issuance of the number of shares of Company Common Stock equal to the dollar value of such Loss divided by the per Share Market Value.

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

            "Applicable Contract" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company or JKP, as the case may be, has or may become subject to any obligation or liability or (c) by which the Company or JKP, as the case may be, or any of the assets owned or used by it is or may become bound.

            "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

            (1) the Merger; and

            (2) the performance by the parties of their respective covenants and obligations under this Agreement.

            "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

            "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

            "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

            "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

            "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

            "Ordinary Course of Business" means an action taken by a Person where:

            (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            "Organizational Documents" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

            "per Share Market Value" of the Company Common Stock means on any particular date (a) the last sale price of shares of Company Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Company Common Stock is then listed or admitted to trading, or (b) if the Company Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq Stock Market, Inc. (the "Nasdaq"), or (c) if the Company Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Company Common Stock on such date as reported on the National Association of Securities Dealers, Inc. over-the counter Bulletin Board (the "OTCBB") or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Company Common Stock is not quoted on the OTCBB, the closing bid price for a share of Company Common Stock on such date in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Company Common Stock is not publicly traded, the fair market value of a share of the Company Common Stock as determined by an appraiser selected in good faith by JKP and MVI.

            "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

            "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE X

                                 MISCELLANEOUS

            10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

            10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

            10.3 Assignment. Neither the Company nor JKP shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other party.

            10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

            10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

            10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County of Los Angeles in the State of California. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

            10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

            If to JKP:              Jill Kelly Productions, Inc.
                                    P.O. Box 691447
                                    Los Angeles, CA 90069
                                    Attn: Robert Friedland
                                    Tel: (310) 360-7900
                                    Fax: (310) 360-7933

            If to Acquisition:      IDC Acquisition I Corp.
                                    100 Europa Drive, Suite 421
                                    Chapel Hill, NC 27517
                                    Attn.: Michael Hillerbrand
                                    Tel: (919) 933-2720
                                    Fax: (919) 933-2730

            If to the Company:      IDC Technologies, Inc.
                                    100 Europa Drive, Suite 421
                                    Chapel Hill, NC 27517
                                    Attn.: Michael Hillerbrand
                                    Tel: (919) 933-2720
                                    Fax: (919) 933-2730

            with copies to:         Gottbetter & Partners, LLP
                                    630 Third Avenue
                                    New York, New York 10017
                                    Attn.: Adam S. Gottbetter, Esq.
                                    Tel: (212) 983-6900
                                    Fax: (212) 983-9210

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

            10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

            10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

            10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.

                                      IDC TECHNOLOGIES, INC.

                                      By:   /s/ Michael Hillerbrand
                                            -----------------------------------
                                            Michael Hillerbrand, CEO

                                      IDC ACQUISITION I CORP.

                                      By:   /s/ Michael Hillerbrand
                                            -----------------------------------
                                            Michael Hillerbrand, CEO

                                      JILL KELLY PRODUCTIONS, INC.

                                      By:   /s/ Robert A. Friedland
                                            ----------------------------------
                                            Robert Friedland, Chairman and CEO

      The undersigned, Secretary of Jill Kelly Productions, Inc., hereby certifies on the date and year first above written that this Agreement and Plan of Merger has been adopted pursuant to Section 251(c) of the Delaware General Corporation Law and that the conditions specified in the first sentence of said section have been satisfied.

                                      JILL KELLY PRODUCTIONS, INC.

                                      By:    /s/ Robert A. Friedland
                                             ----------------------------------
                                             Name:  Robert Friedland
                                             Title: Secretary